UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2013

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2013, Richard W. Allen was promoted to the position of Executive Vice President of NCI Building Systems, Inc. (“NCI” or the “Company”) focused primarily on the implementation of strategic initiatives. On that same day, Mr. Allen tendered his resignation as Vice President, Finance and Chief Accounting Officer, effective immediately.

Also on November 8, 2013, Bradley S. Little was appointed as Vice President, Finance and Chief Accounting Officer.

Mr. Little, age 36, was previously employed by Technip USA, Inc., where he served as Vice President of Finance from September 2012 to June 2013. Prior to joining Technip USA, Mr. Little held various positions with Willbros Group, Inc., from August 2009 until September 2012, most recently as Controller, Oil & Gas Segment. Prior to joining Willbros Group, Mr. Little held various positions with PricewaterhouseCoopers, LLP, from September 2001 until August 2009. Mr. Little is a certified public accountant and has a B.B.A. in Accounting from Texas State University.

In connection with Mr. Little’s appointment, on November 8, 2013, he and the Company entered into an employment agreement (the “Agreement”). Under the Agreement, Mr. Little will serve in an at-will capacity and the Company may terminate employment at any time, with or without cause. If his employment is terminated for any reason other than termination in connection with a change in control, Mr. Little will be entitled to receive the portion of his earned annual base salary through the date of termination and any bonus to which Mr. Little is entitled. If, within 24 months following a change in control, Mr. Little is terminated without “cause” or resigns for “good reason” (as defined in the Agreement), he will be entitled to receive two times his annual base salary and medical and dental coverage for a period of up to eighteen months. Mr. Little will be further bound by a covenant not to compete with the Company for the term of his employment and, in the event he receives a change in control payment, for a period of two years following his termination. This Agreement is substantially the same as the employment agreements entered into with substantially all of NCI’s other executive officers in 2007, as amended in 2009, the forms of which are filed as Exhibits 10.19 and 10.20 to the Company’s Annual Report on Form 10-K filed on December 24, 2012. This summary does not purport to be complete and is qualified in its entirety by reference to such form agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Mark E. Johnson
Name: Mark E. Johnson Title: Executive Vice President, Chief Financial Officer and Treasurer

Dated: November 8, 2013